Exhibit 99.1

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of May 14, 2013

$978,545,564

Fixed Rate Mortgage Loans

Series 2013-LC11

          This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of May 14, 2013, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

          Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as certificate administrator (in such capacity, the “Certificate Administrator”), and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

          The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

          SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Appointment Agreement, dated as of the date hereof, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Depositor will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated May 2, 2013 (the “Underwriting Agreement”), among the Depositor, J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC (“Ladder Securities”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Drexel Hamilton, LLC (“Drexel”, and collectively with JPMS, Ladder Securities and Morgan Stanley, in such capacity, the “Underwriters”), (ii) the Class X-C, Class E, Class F, Class NR, and Class R Certificates (the “Private Certificates”) to JPMS and Ladder Securities as the initial purchasers

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(together in such capacity, the “Private Certificate Initial Purchasers”) specified in the certificate purchase agreement, dated May 2, 2013 (the “Private Certificate Purchase Agreement”), among the Depositor, Ladder Securities and JPMS, (iii) the Class AN Certificates to JPMS as the initial purchaser (in such capacity, the “Class AN Certificate Initial Purchaser”) specified in the certificate purchase agreement, dated May 2, 2013 (the “Class AN Certificate Purchase Agreement”), between the Depositor and JPMS; and (iv) the Class PF Certificates (together with the Class AN Certificates, the Public Certificates and the Private Certificates, the “Certificates”) to JPMS as the initial purchaser (in such capacity, the “Class PF Certificate Initial Purchaser” and together with the Class AN Certificate Initial Purchaser and the Private Certificate Initial Purchasers, the “Initial Purchasers”) specified in the certificate purchase agreement, dated May 9, 2013 (the “Class PF Certificate Purchase Agreement” and together with the Class AN Certificate Purchase Agreement and the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and JPMS.

          The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross-receipt between the Seller and the Purchaser dated the date hereof. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

          SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

          The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

          The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

          SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Master Servicer, Trustee or a Custodian appointed thereby all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with

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respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

          (b)    The Seller agrees to deliver or cause to be delivered, on or prior to the Closing Date, to the Master Servicer the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

          (c)    With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

          SECTION 4. Treatment as a Security Agreement. The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

          SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

          (a)    it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of

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Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, and the Seller shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by the Seller;

          (b)    it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

          (c)    if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans listed on Exhibit A and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this clause (c) and not otherwise defined herein

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shall have the meaning set forth in the Indemnification Agreement, dated as of May 2, 2013 among the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

          (d)    if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

          (e)    it shall not acquire or permit any direct or indirect subsidiary to acquire any of the Certificates or a Subordinate Companion Loan; provided, however, that the foregoing shall not prohibit the Seller or any direct or indirect subsidiary of the Seller from acquiring any Certificates or a Subordinate Companion Loan so long as such acquisition (x) is for the benefit of a third party account and such Certificates or a Subordinate Companion Loan are not reflected on the books and records of the Seller and its consolidated subsidiaries, or (y) is made by a direct or indirect subsidiary of the Seller that is a broker-dealer organized and regulated under the laws of a non-U.S. jurisdiction;

          (f)    for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to the Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

          (g)    it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(f) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations;

          (h)     if the indemnification provided for in Section 5(g) is unavailable or insufficient to hold harmless the persons referred to in Section 5(g), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(g) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(f) or the Seller’s negligence, bad faith or willful misconduct in connection therewith; and

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          (i)     with respect to any Mortgage Loan that requires notice to the related franchisor to transfer or assign any related comfort letter to the trust, the Seller shall take action and provide any required notice to the franchisor within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than 30 days after the Closing Date.

          SECTION 6. Representations and Warranties. (a) The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i) it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii) it has the power and authority to own its property and to carry on its business as now conducted;

(iii) it has the power to execute, deliver and perform this Agreement;

          (iv)    it is legally authorized to transact business in the United States of America and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if applicable) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

          (v)     the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller’s board of directors and will not violate or breach any provision of its organizational documents;

          (vi)    this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

          (vii)   there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii) it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by the Seller in

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connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by the Seller) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

          (ix)    it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

          (x)     it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

          (xi)    it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors; and

          (xii)   it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage

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Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

          (b)      The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i) it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

          (ii)     it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii) it has the power and authority to own its property and to carry on its business as now conducted;

          (iv)    it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

          (v)    this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

          (vi)    the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

          (vii)   there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the

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Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (viii)  it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (ix)    it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

          (x)     all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

          (xi)    it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

          (c)      The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

          (d)      The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase

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Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

          The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

          In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

          Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein. In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and Purchaser under the Pooling and Servicing Agreement is provided only to assist the Seller, Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

          (e)      Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall, not later than ninety (90) days from (x) except in the case of the succeeding clause (y), the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified

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mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect, or (B) discovery of such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional trust fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to the Legacy Place Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above) (other than with respect to the Legacy Place Mortgage Loan, for which no substitution will be permitted); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer’s Certificate to be delivered electronically to trustadministrationgroup@wellsfargo.com, with the subject line: “For Delivery to the 17g-5 Information Provider”), the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

          If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to

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bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

          Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is

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included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee or a Custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

          If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

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          To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

          If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

          The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

          A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

          A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

          In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to

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such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

          (f)       The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

          (g)      Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement. The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

          SECTION 7. Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a)      Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

          (b)      The Purchaser shall have received the following additional closing documents:

(i) copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

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(ii) a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

(iii) an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A) the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

(B) the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

         (C)     all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

         (D)     the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

         (E)     there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

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         (F)      no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

         (iv)      a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus, Prospectus or Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

   (c)      The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

   (d)      The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

   (e)      The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

          SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on May 14, 2013 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

          SECTION 9. Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in

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connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

          SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

          SECTION 11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

          SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

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          SECTION 13. Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

          SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

          SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

          SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed

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and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

          SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

          SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

 * * * * * *

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          IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:
Name :
Title :

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title :

JPM 2013-LC11 – MLPA (JP)

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS
MAINTAINED

Mortgage Loan and Loan Number as Identified on Exhibit A

1.     Legacy Place (Loan No. 6)

2.     Courtyard at the Commons (Loan No. 17)

Sched. I - 1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2013-LC11
Combined Mortgage Loan Schedule

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County
1	JPMCB	Grand Prairie Outlets, LLC	2950 West Interstate 20	Grand Prairie	TX	75052	Tarrant
2	JPMCB	Rosemont WTC Denver Operating LLC	1625 & 1675 Broadway	Denver	CO	80202	Denver
3	JPMCB	Pecanland Mall, LLC	4700 Millhaven Road	Monroe	LA	71203	Ouachita
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	Various	East Lansing	MI	48823	Clinton
4.01	JPMCB		3839 Hunsaker Street	East Lansing	MI	48823	Clinton
4.02	JPMCB		16789 Chandler Road	East Lansing	MI	48823	Clinton
4.03	JPMCB		3850 Coleman Road	East Lansing	MI	48823	Clinton
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	4600 & 4601 Touchton Road East and 10151 Deerwood Park Boulevard	Jacksonville	FL	32246, 32256	Duval
6	JPMCB	Legacy Place Properties LLC	680 Legacy Place	Dedham	MA	02026	Norfolk
7	JPMCB	Rosemont Dulles View Operating LLC	2551 & 2553 Dulles View Drive	Herndon	VA	20171	Fairfax
8	JPMCB
UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC
			Various	Various	Various	Various	Various
8.01	JPMCB		1081 North Easton Road	Doylestown	PA	18902	Bucks
8.02	JPMCB		148 Broadmore Estates	Goshen	IN	46528	Elkhart
8.03	JPMCB		1875 Osolo Road	Elkhart	IN	46514	Elkhart
8.04	JPMCB		1201 County Road 15	Elkhart	IN	45616	Elkhart
8.05	JPMCB		2011 West Wilden Avenue	Goshen	IN	46528	Elkhart
8.06	JPMCB		1 Mark Lane	Honey Brook	PA	19344	Chester
8.07	JPMCB		885 East Mishawaka Road	Elkhart	IN	46517	Elkhart
8.08	JPMCB		9555 Struthers Road	New Middletown	OH	44442	Mahoning
8.09	JPMCB		2901 West Ridge Pike	Eagleville	PA	19403	Montgomery
8.10	JPMCB		1229 State Route 164	Columbiana	OH	44408	Columbiana
8.11	JPMCB		917 Two Ridge Road	Wintersville	OH	43953	Jefferson
8.12	JPMCB		8057 Birchwood Drive	Birch Run	MI	48415	Saginaw
8.13	JPMCB		2 Erica Circle	Honey Brook	PA	19344	Chester
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	11000, 11300, & 11400 Westmoor Circle	Westminster	CO	80021	Jefferson
11	JPMCB	75 Wall Hotel, LLC	75 Wall Street	New York	NY	10005	New York
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	8056 Country Squire Lane	Memphis	TN	38018	Shelby
13	JPMCB	Tysons Commerce Center LL, LLC	8219 Leesburg Pike	Tysons Corner	VA	22182	Fairfax
17	JPMCB	BVK Courtyard Commons, LLC	23631-23741 Calabasas Road	Calabasas	CA	91302	Los Angeles
18	JPMCB	Fifty East Forty Second Company LLC	315 Madison Avenue	New York	NY	10017	New York
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	4320-4370 North Oracle Road	Tucson	AZ	85705	Pima
24	JPMCB	Memorial Square DST	13700-13860 North Pennsylvania Avenue	Oklahoma City	OK	73134	Oklahoma
26	JPMCB	Albany Road-Braintree LLC	100-150 Grossman Drive	Braintree	MA	02184	Norfolk
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	24 Industrial Park Road West	Tolland	CT	06084	Tolland
34	JPMCB	Federation LLC	71 West 47th Street	New York	NY	10036	New York
41	JPMCB	Hertz SM One, LLC	1522-1524 2nd Street	Santa Monica	CA	90401	Los Angeles
42	JPMCB	JP-One St. Louis, L.P.	1 Saint Louis Street	Mobile	AL	36602	Mobile

JPMCC 2013-LC11
Combined Mortgage Loan Schedule

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance
1	JPMCB	Grand Prairie Outlets, LLC	Grand Prairie Premium Outlets	417,423	Square Feet	3.66000	3.64945	120,000,000	120,000,000.00
2	JPMCB	Rosemont WTC Denver Operating LLC	World Trade Center I & II	770,221	Square Feet	4.24915	4.23860	114,400,000	114,400,000.00
3	JPMCB	Pecanland Mall, LLC	Pecanland Mall	433,200	Square Feet	3.87500	3.86445	90,000,000	90,000,000.00
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	Chandler Crossings Portfolio	2,772	Beds	4.16900	4.15845	85,000,000	85,000,000.00
4.01	JPMCB		The Village	1,068	Beds	4.16900		32,933,849	32,933,848.80
4.02	JPMCB		The Landings	936	Beds	4.16900		28,406,357	28,406,357.39
4.03	JPMCB		The Club	768	Beds	4.16900		23,659,794	23,659,793.81
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	Deerwood Office Park	1,018,218	Square Feet	3.92200	3.90395	84,500,000	84,500,000.00
6	JPMCB	Legacy Place Properties LLC	Legacy Place	483,569	Square Feet	3.99000	3.97195	75,000,000	75,000,000.00
7	JPMCB	Rosemont Dulles View Operating LLC	Dulles View	355,543	Square Feet	4.62500	4.61445	60,000,000	60,000,000.00
8	JPMCB	UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC	UMH Acquisition Portfolio	2,268	Pads	4.06500	4.05445	53,760,000	53,612,701.38
8.01	JPMCB		Danboro	230	Pads	4.06500		9,000,000	8,975,340.63
8.02	JPMCB		Broadmore	382	Pads	4.06500		7,500,000	7,479,450.53
8.03	JPMCB		Highland	246	Pads	4.06500		5,245,000	5,230,629.07
8.04	JPMCB		Oak Ridge	205	Pads	4.06500		5,100,000	5,086,026.36
8.05	JPMCB		Twin Pines	232	Pads	4.06500		5,056,000	5,042,146.92
8.06	JPMCB		Honey Brook	144	Pads	4.06500		4,833,000	4,819,757.92
8.07	JPMCB		Forest Creek	167	Pads	4.06500		4,400,000	4,387,944.31
8.08	JPMCB		Meadowood	134	Pads	4.06500		2,677,000	2,669,665.21
8.09	JPMCB		Sunnyside	67	Pads	4.06500		2,550,000	2,543,013.18
8.10	JPMCB		Southern Terrace	118	Pads	4.06500		2,528,000	2,521,073.46
8.11	JPMCB		Colonial Heights	162	Pads	4.06500		1,859,000	1,853,906.47
8.12	JPMCB		Birchwood Farms	142	Pads	4.06500		1,762,000	1,757,172.24
8.13	JPMCB		Gregory Courts	39	Pads	4.06500		1,250,000	1,246,575.09
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	Westmoor Place	428,029	Square Feet	3.86800	3.84745	45,460,000	45,460,000.00
11	JPMCB	75 Wall Hotel, LLC	Andaz Wall Street	253	Rooms	5.78878	5.77823	45,000,000	44,957,671.39
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	Country Squire	972	Units	3.99600	3.98545	39,600,000	39,600,000.00
13	JPMCB	Tysons Commerce Center LL, LLC	Tysons Commerce Center	181,542	Square Feet	3.92250	3.89195	35,350,000	35,350,000.00
17	JPMCB	BVK Courtyard Commons, LLC	Courtyard at the Commons	89,074	Square Feet	3.91700	3.90645	23,000,000	23,000,000.00
18	JPMCB	Fifty East Forty Second Company LLC	315 Madison Avenue	153,912	Square Feet	3.50300	3.49245	22,000,000	22,000,000.00
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	The Corner	80,155	Square Feet	4.10150	4.09095	14,750,000	14,750,000.00
24	JPMCB	Memorial Square DST	Memorial Square	123,825	Square Feet	4.36250	4.35195	13,800,000	13,800,000.00
26	JPMCB	Albany Road-Braintree LLC	Braintree Executive Park	125,641	Square Feet	4.09050	4.07995	10,690,000	10,690,000.00
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	Gerber Scientific Headquarters	237,400	Square Feet	4.29800	4.28745	9,000,000	8,967,491.03
34	JPMCB	Federation LLC	71 West 47th Street	87,126	Square Feet	3.50300	3.49245	7,500,000	7,500,000.00
41	JPMCB	Hertz SM One, LLC	1522 2nd Street	15,534	Square Feet	4.35500	4.34445	6,500,000	6,491,212.67
42	JPMCB	JP-One St. Louis, L.P.	One St. Louis Centre	97,532	Square Feet	4.14800	4.09745	6,500,000	6,482,478.37

JPMCC 2013-LC11
Combined Mortgage Loan Schedule

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type
1	JPMCB	Grand Prairie Outlets, LLC	120	119	04/01/23	360	360	549,628.21	0.00500	Actual/360
2	JPMCB	Rosemont WTC Denver Operating LLC	120	120	05/01/23	360	360	562,722.56	0.00500	Actual/360
3	JPMCB	Pecanland Mall, LLC	120	118	03/01/23	360	360	423,213.38	0.00500	Actual/360
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	120	117	02/01/23	360	360	414,128.11	0.00500	Actual/360
4.01	JPMCB		120	117		360	360
4.02	JPMCB		120	117		360	360
4.03	JPMCB		120	117		360	360
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	120	119	04/01/23	360	360	399,625.40	0.01250	Actual/360
6	JPMCB	Legacy Place Properties LLC	120	120	05/01/23	360	360	357,629.22	0.01250	Actual/360
7	JPMCB	Rosemont Dulles View Operating LLC	120	119	04/01/23	360	360	308,483.71	0.00500	Actual/360
8	JPMCB	UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC	120	118	03/01/23	360	358	258,677.11	0.00500	Actual/360
8.01	JPMCB		120	118		360	358
8.02	JPMCB		120	118		360	358
8.03	JPMCB		120	118		360	358
8.04	JPMCB		120	118		360	358
8.05	JPMCB		120	118		360	358
8.06	JPMCB		120	118		360	358
8.07	JPMCB		120	118		360	358
8.08	JPMCB		120	118		360	358
8.09	JPMCB		120	118		360	358
8.10	JPMCB		120	118		360	358
8.11	JPMCB		120	118		360	358
8.12	JPMCB		120	118		360	358
8.13	JPMCB		120	118		360	358
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	120	119	04/01/23	360	360	213,587.80	0.01500	Actual/360
11	JPMCB	75 Wall Hotel, LLC	60	59	04/01/18	360	359	259,252.80	0.00500	Actual/360
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	120	119	04/01/23	360	360	188,965.15	0.00500	Actual/360
13	JPMCB	Tysons Commerce Center LL, LLC	120	119	04/01/23	360	360	167,190.71	0.02500	Actual/360
17	JPMCB	BVK Courtyard Commons, LLC	84	83	04/01/20	0	0	76,118.55	0.00500	Actual/360
18	JPMCB	Fifty East Forty Second Company LLC	120	119	04/01/23	0	0	65,113.63	0.00500	Actual/360
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	120	118	03/01/23	0	0	51,114.47	0.00500	Actual/360
24	JPMCB	Memorial Square DST	120	119	04/01/23	0	0	50,865.54	0.00500	Actual/360
26	JPMCB	Albany Road-Braintree LLC	120	120	05/01/23	360	360	51,595.01	0.00500	Actual/360
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	120	118	03/01/23	300	298	48,998.64	0.00500	Actual/360
34	JPMCB	Federation LLC	120	119	04/01/23	0	0	22,197.83	0.00500	Actual/360
41	JPMCB	Hertz SM One, LLC	120	119	04/01/23	360	359	32,376.91	0.00500	Actual/360
42	JPMCB	JP-One St. Louis, L.P.	120	118	03/01/23	360	358	31,589.15	0.04500	Actual/360

JPMCC 2013-LC11
Combined Mortgage Loan Schedule

Loan ID #	Originator/Loan Seller	Mortgagor Name	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan
1	JPMCB	Grand Prairie Outlets, LLC	No		Fee	No	No
2	JPMCB	Rosemont WTC Denver Operating LLC	No		Fee	No	No
3	JPMCB	Pecanland Mall, LLC	No		Fee	No	No
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	No		Fee	No	No
4.01	JPMCB				Fee
4.02	JPMCB				Fee
4.03	JPMCB				Fee
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	No		Fee	No	No
6	JPMCB	Legacy Place Properties LLC	No		Fee/Leasehold	No	No
7	JPMCB	Rosemont Dulles View Operating LLC	No		Fee	No	No
8	JPMCB
UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC
			No		Fee/Leasehold	No	No
8.01	JPMCB				Fee
8.02	JPMCB				Fee
8.03	JPMCB				Fee
8.04	JPMCB				Fee
8.05	JPMCB				Fee
8.06	JPMCB				Fee
8.07	JPMCB				Fee
8.08	JPMCB				Fee
8.09	JPMCB				Fee
8.10	JPMCB				Fee
8.11	JPMCB				Fee
8.12	JPMCB				Leasehold
8.13	JPMCB				Fee
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	No		Fee	No	No
11	JPMCB	75 Wall Hotel, LLC	No		Fee	No	No
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	No		Fee	No	No
13	JPMCB	Tysons Commerce Center LL, LLC	No		Fee	No	No
17	JPMCB	BVK Courtyard Commons, LLC	No		Fee	No	No
18	JPMCB	Fifty East Forty Second Company LLC	No		Fee	No	No
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	No		Fee	No	No
24	JPMCB	Memorial Square DST	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.3625%) or ii) the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 9.3625%	Fee	No	No
26	JPMCB	Albany Road-Braintree LLC	No		Fee	No	No
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.298%) or ii) the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 9.298%	Fee	No	No
34	JPMCB	Federation LLC	No		Fee	No	No
41	JPMCB	Hertz SM One, LLC	No		Fee	No	No
42	JPMCB	JP-One St. Louis, L.P.	No		Fee	No	No

JPMCC 2013-LC11
Combined Mortgage Loan Schedule					UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	Grand Prairie Outlets, LLC	Simon Property Group, L.P.	No	0	0	0	0	0	0	0
2	JPMCB	Rosemont WTC Denver Operating LLC	Rosemont Realty, LLC	No	16,667	1,331,250	0	108,333	0	0	3,943,551
3	JPMCB	Pecanland Mall, LLC	GGP Limited Partnership	No	0	0	0	0	0	0	0
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	Patrick N. Smith, Harold Rosenblum	No	28,875	64,313	0	0	374,994	197,646	8,903,668
4.01	JPMCB
4.02	JPMCB
4.03	JPMCB
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	Parkway Properties LP	No	0	0	0	0	0	0	2,736,026
6	JPMCB	Legacy Place Properties LLC	SDM Holdings LLC	No	5,996	0	0	32,916	305,225	0	0
7	JPMCB	Rosemont Dulles View Operating LLC	Rosemont Realty, LLC	No	5,926	0	0	2,675,000	632,173	0	705,248
8	JPMCB	UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC	UMH Properties, Inc.	No	11,907	228,680	0	0	216,645	0	9,058
8.01	JPMCB
8.02	JPMCB
8.03	JPMCB
8.04	JPMCB
8.05	JPMCB
8.06	JPMCB
8.07	JPMCB
8.08	JPMCB
8.09	JPMCB
8.10	JPMCB
8.11	JPMCB
8.12	JPMCB
8.13	JPMCB
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	Investcorp US Real Estate, LLC	No	7,134	0	0	1,200,000	494,904	0	0
11	JPMCB	75 Wall Hotel, LLC	Behrouz Ben Hakimian, Joe Hakimian	No	0	0	0	0	632,223	30,361	0
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	Craig Koenigsberg, Michael Boxer, Jay Anderson	No	24,300	0	0	0	256,680	0	2,488,758
13	JPMCB	Tysons Commerce Center LL, LLC	Investcorp US Real Estate, LLC	No	3,329	0	0	7,565	255,901	0	437,632
17	JPMCB	BVK Courtyard Commons, LLC	BVK Courtyard Commons, LLC	No	0	0	0	0	0	0	0
18	JPMCB	Fifty East Forty Second Company LLC	Alan Abramson	No	0	0	0	0	529,624	0	0
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
24	JPMCB	Memorial Square DST	Inland Private Capital Corporation	No	0	0	0	0	0	0	0
26	JPMCB	Albany Road-Braintree LLC	Christopher J. Knisley	No	2,825	77,250	0	17,083	25,216	0	0
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	Corporate Property Associates 16 - Global Incorporated	No	0	0	0	0	0	0	858,367
34	JPMCB	Federation LLC	Alan Abramson	No	0	0	0	0	208,487	0	0
41	JPMCB	Hertz SM One, LLC	William Hertz, Isaac Hertz, Sarah Hertz	No	267	0	0	0	0	0	0
42	JPMCB	JP-One St. Louis, L.P.	Mark D. Jordan	No	1,625	18,750	0	7,500	35,505	0	239,778

JPMCC 2013-LC11
Combined Mortgage Loan Schedule
			PERIODIC ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve
1	JPMCB	Grand Prairie Outlets, LLC	0	0	0	0	0	0
2	JPMCB	Rosemont WTC Denver Operating LLC	16,667	0	108,333	224,474	0	0
3	JPMCB	Pecanland Mall, LLC	0	0	0	0	0	0
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	28,875	0	0	147,613	0	0
4.01	JPMCB
4.02	JPMCB
4.03	JPMCB
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	0	0	0	0	0	0
6	JPMCB	Legacy Place Properties LLC	5,996	0	32,917	305,225	0	0
7	JPMCB	Rosemont Dulles View Operating LLC	5,926	0	33,333	126,435	0	0
8	JPMCB	UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC	11,907	0	0	44,571	0	9,058
8.01	JPMCB
8.02	JPMCB
8.03	JPMCB
8.04	JPMCB
8.05	JPMCB
8.06	JPMCB
8.07	JPMCB
8.08	JPMCB
8.09	JPMCB
8.10	JPMCB
8.11	JPMCB
8.12	JPMCB
8.13	JPMCB
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	7,134	0	0	113,671	0	0
11	JPMCB	75 Wall Hotel, LLC	0	0	0	158,056	30,361	0
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	24,300	0	0	85,560	0	0
13	JPMCB	Tysons Commerce Center LL, LLC	3,329	0	7,565	51,181	0	0
17	JPMCB	BVK Courtyard Commons, LLC	0	0	0	0	0	0
18	JPMCB	Fifty East Forty Second Company LLC	0	0	0	132,406	0	0
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	0	0	0	0	0	0
24	JPMCB	Memorial Square DST	0	0	0	0	0	0
26	JPMCB	Albany Road-Braintree LLC	2,825	0	17,083	25,216	0	0
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	0	0	0	0	0	0
34	JPMCB	Federation LLC	0	0	0	52,122	0	0
41	JPMCB	Hertz SM One, LLC	267	0	0	9,527	0	0
42	JPMCB	JP-One St. Louis, L.P.	1,625	0	7,500	7,089	0	0

JPMCC 2013-LC11
Combined Mortgage Loan Schedule

			Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	(Late Payment)	Cash-Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date
1	JPMCB	Grand Prairie Outlets, LLC	5	Yes	Retail	Yes	Actual/360
2	JPMCB	Rosemont WTC Denver Operating LLC	0	Yes	Office	Yes	Actual/360
3	JPMCB	Pecanland Mall, LLC	0	Yes	Retail	No	Actual/360
4	JPMCB	The Village at MSU, LLC, The Landings at MSU, LLC, The Clubspa at MSU, LLC	0	Yes	Multifamily	No	Actual/360
4.01	JPMCB		0		Multifamily
4.02	JPMCB		0		Multifamily
4.03	JPMCB		0		Multifamily
5	JPMCB	FDG Deerwood North, LLC, FDG Deerwood South LLC	0	Yes	Office	No	Actual/360
6	JPMCB	Legacy Place Properties LLC	0	Yes	Retail	No	Actual/360
7	JPMCB	Rosemont Dulles View Operating LLC	0	Yes	Office	Yes	Actual/360
8	JPMCB	UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC, UMH PA Sunnyside, LLC	0	Yes	Manufactured Housing	No	Actual/360
8.01	JPMCB		0		Manufactured Housing
8.02	JPMCB		0		Manufactured Housing
8.03	JPMCB		0		Manufactured Housing
8.04	JPMCB		0		Manufactured Housing
8.05	JPMCB		0		Manufactured Housing
8.06	JPMCB		0		Manufactured Housing
8.07	JPMCB		0		Manufactured Housing
8.08	JPMCB		0		Manufactured Housing
8.09	JPMCB		0		Manufactured Housing
8.10	JPMCB		0		Manufactured Housing
8.11	JPMCB		0		Manufactured Housing
8.12	JPMCB		0		Manufactured Housing
8.13	JPMCB		0		Manufactured Housing
10	JPMCB	Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC, Westmoor 11400 LL, LLC	0	Yes	Office	Yes	Actual/360
11	JPMCB	75 Wall Hotel, LLC	0	Yes	Hotel	Yes	Actual/360
12	JPMCB	CLK LV NRFC Country Squire Owner LLC	0	No	Multifamily	No	Actual/360
13	JPMCB	Tysons Commerce Center LL, LLC	0	Yes	Office	Yes	Actual/360
17	JPMCB	BVK Courtyard Commons, LLC	0	Yes	Retail	No	Actual/360
18	JPMCB	Fifty East Forty Second Company LLC	5 (two per year)	Yes	Office	No	Actual/360
23	JPMCB	Inland Diversified Tucson Corner, L.L.C.	0	No	Retail	No	Actual/360
24	JPMCB	Memorial Square DST	0	No	Retail	No	Actual/360	12/01/25
26	JPMCB	Albany Road-Braintree LLC	0	Yes	Office	No	Actual/360
32	JPMCB	Gerb Tolland QRS (CT) 16 Inc.	0	No	Industrial	Yes	Actual/360	07/01/27
34	JPMCB	Federation LLC	5 (two per year)	Yes	Office	No	Actual/360
41	JPMCB	Hertz SM One, LLC	0	Yes	Office	No	Actual/360
42	JPMCB	JP-One St. Louis, L.P.	0	Yes	Office	No	Actual/360

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

     1.  Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

     2.  Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Serviced Mortgage Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

     3.  Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

                Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

     4.  Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

     5.  Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

     6.  Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 24, 2013.

     7.  Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

                At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

     8.  Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

     9.  Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

     10.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

     11.  Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

     12.  Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

                An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

     13. Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     14. Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

     15. Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

     16. Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies

(subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

     17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

     18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

               Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

               If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

               If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

               The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

               An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

               The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

               All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies

(other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

     19. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

     20. No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

     21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

     22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

     23. Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

     24. Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

     25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

     26. Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

     27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

     28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

     29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

               In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award for any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

     30. Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

     31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

     32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

     33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

     34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

     35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

     36. Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

               With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

          (A) The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

          (B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

          (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

          (D) The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

          (E) The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

          (F) The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

          (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

          (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

          (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

          (J) Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

          (K) In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

          (L) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

     37. Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

     38. ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

     39. Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

     40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

     41. Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

     42. Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

     43. Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Fitch, Inc., Moody’s Investors Service, Inc. and/or Standard & Poor’s Ratings Services; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

               In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

     44. Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

     45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

     46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

     47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

     48. Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

     49. Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

     50. Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

               For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

               “Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

7	Deerwood Office Park (Loan No. 5)
(Lien; Valid Assignment) – The related Mortgage Loan is composed of two (2) promissory notes with two (2) separate Mortgagors. In order to effect a cross-collateralization of the Mortgage Loans, each Mortgagor delivered a cross-guaranty for the other Mortgagor’s obligations under its promissory note, and each cross-guaranty is secured by a second-priority mortgage on the related Mortgaged Property.

9	World Trade Center I & II (Loan No. 2)
(Junior Liens) – There is a mezzanine loan in the amount of $17,600,000 held by SBAF Mortgage Fund I/Holding-WTC Denver LLC. In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	Pecanland Mall (Loan No. 3)
(Junior Liens) – Future mezzanine debt is permitted provided that certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV Ratio of not greater than 61.8%; (ii) a combined minimum DSCR of at least 1.718x; (iii) a combined minimum debt yield of at least 9.256%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.

9	Chandler Crossings Portfolio (Loan No. 4)
(Junior Liens) – Future mezzanine debt is permitted in connection with the sale of the Mortgaged Property to a third party in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV Ratio of not greater than 75%; (ii) a combined minimum DSCR of at least 1.41x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Dulles View (Loan No. 7)
(Junior Liens) – There is a mezzanine loan in the amount of $10,000,000 held by SBAF Mortgage Fund I/Holding – Dulles View LLC. In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
in the related Mortgage File.

9	Westmoor Place (Loan No. 10)
(Junior Liens) – Future mezzanine debt is permitted in connection with the sale of the Mortgaged Property to a third party in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV Ratio of not greater than 75%; (ii) a combined minimum DSCR of at least 1.35x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Tysons Commerce Center (Loan No. 13)
(Junior Liens) – Future mezzanine debt is permitted in connection with the sale of the Mortgaged Property to a third party provided that certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV Ratio of not greater than 75%; (ii) a combined minimum DSCR of at least 1.35x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

12	Deerwood Office Park (Loan No. 5)
(Condition of Property) – No escrow was established for deferred maintenance at the related Mortgaged Properties, which are estimated to cost $115,000. The Mortgagor is required to complete the maintenance by the time periods specified in the related Mortgage Loan documents.

12	Andaz Wall Street (Loan No. 11)
(Condition of Property) – The related Mortgaged Property sustained material damage during Hurricane Sandy in 2012. The hotel was closed for 14 days, and the gym, conference room and meeting facilities are currently closed for renovations. Proceeds from the casualty insurance policy are covering the cost of the repairs, and the lender did not escrow any funds for the cost of such repairs.

12	Memorial Square (Loan No. 24)
(Condition of Property) – No escrow was established for deferred maintenance at the related Mortgaged Property, which is estimated to cost $102,920. If the related Mortgagor has not delivered photographic or other evidence reasonably satisfactory to the lender on or before the date that is six (6) months from the closing date (which period may be extended for an additional six (6) months provided that the Mortgagor is diligently pursuing completion of such repairs) that the required repairs have been completed, the related Mortgagor will immediately deposit with lender

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
$128,650, which amount is equal to 125% of the cost of such required repairs.

14	Legacy Place (Loan No. 6)
(Condemnation) – One of the tax parcels (Parcel 149-7) comprising the related Mortgaged Property is a private right of way. At closing, a portion of that parcel was deeded to the adjacent property, which is not part of the collateral for the Mortgage Loan. It is contemplated that this right of way may be dedicated to the Township or taken through condemnation or eminent domain and provisions for release of this parcel are included in the related Mortgage Loan documents. There was no value attributed to the parcel in the related appraisal.

18	Grand Prairie Premium Outlets (Loan No. 1)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for earthquake and windstorm coverage, (ii) $5,000,000 for coverage over acts or perils of terror, (iii) $500,000 for flood coverage, and (iv) $500,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

The general liability insurance coverage contains a self-insured retention up to $5,000,000.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if there are five (5) or fewer members of the syndicate, then at least seventy-five percent (75%) of the coverage is with carriers having a claims paying ability rating of “A” or better, with the remaining twenty-five percent (25%) of coverage with insurers having a claims rating ability of “BBB” or better; and (ii) if there are five (5) or more members of the syndicate, then at least sixty percent (60%) of the coverage is with carriers having a claims paying ability rating of “A” or better, with the remaining forty percent (40%) of coverage with insurers having a claims rating ability of “BBB” or better. All ratings must be by Standard & Poor’s Ratings Services and one other nationally recognized rating agency.

18	Pecanland Mall (Loan No. 3)
(Insurance) – The general liability insurance coverage may contain a self-insured retention up to $500,000.

The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

percent (5%) of the insured value for windstorm coverage, (ii) the higher of $100,000 or five percent (5%) of the insured value (to the extent available at commercially reasonable rates) for earthquake coverage, (iii) the lesser of $50,000 or the maximum deductible permitted under applicable law for flood coverage, and (iv) $100,000 for all other such coverage. The amount of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if there are five (5) or fewer members of the syndicate, then at least seventy-five percent (75%) of the coverage is with carriers having (A) a rating of “A:VII” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of “A” or better by S&P, with the remaining twenty-five percent (25%) of coverage with insurers having (C) a rating of “A:VII” or better in the current Best’s Insurance Reports and (D) a claims paying ability rating of “BBB” or better by S&P; and (ii) if there are five (5) or more members of the syndicate, then at least sixty percent (60%) of the coverage is with carriers having (A) a rating of “A:VII” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of “A” or better by S&P, with the remaining forty percent (40%) of coverage with insurers having (C) a rating of “A:VII” or better in the current Best’s Insurance Reports and (D) a claims paying ability rating of “BBB” or better by S&P.

18	Deerwood Office Park (Loan No. 5)
(Insurance) – With respect to windstorm coverage, based on the blanket policy covering the Mortgaged Property in effect as of the closing date, the lender agreed to accept $100,000,000 of coverage instead of the full replacement cost, with an increase in such coverage to $125,000,000 in connection with the renewal of the blanket policy in April 2013; provided, however, that the lender reserves the right to review such coverage based upon any changes to the properties covered under such blanket policy.

The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $100,000. Additionally, the Mortgagor may maintain commercial general liability insurance with a deductible that does not exceed $25,000, and the lender agreed that the Mortgagor’s

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

current program, which includes a self-retention of $25,000 per occurrence and $300,000 in the aggregate, satisfies the requirements of the Mortgage Loan documents as of the closing date. The amount of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage and one hundred percent (100%) of the first layer of such coverage shall be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of (1) “A” or better by S&P, if S&P is rating the securities, (2) “A” or better by Fitch, if Fitch is rating the securities, and (3) “A2” or better by Moody’s, if Moody’s is rating the securities, and (B) and the remaining forty percent (40%) of the insurance coverage shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the Securities and rates the insurance companies; and (ii) if such syndicate consists of four (4) or fewer members, at least seventy-five percent (75%) of the insurance coverage shall be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of (1) “A” or better by S&P, if S&P is rating the securities, (2) “A” or better by Fitch, if Fitch is rating the securities, and (3) “A2” or better by Moody’s, if Moody’s is rating the securities, and the remaining twenty-five percent (25%) shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the Securities and rates the insurance companies.

18	Legacy Place (Loan No. 6)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) with respect to earthquake or windstorm coverage, the lesser of (a) five percent (5%) of the insured value or (b) the maximum deductible amount required by any Rating Agency, and (ii) $100,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

With respect to windstorm and earthquake coverage, the deductible shall be satisfactory to Lender in its reasonable discretion, but not in excess of the lesser of (i) five percent (5%) of the total insurable value of the Property required hereunder or (ii) such maximum deductible amount required by any Rating Agency for such coverage.

The related Mortgage Loan documents approve Affiliated FM Insurance Company as a permitted insurer for so long as the ratings of such insurer are not withdrawn or downgraded below “Api” by S&P and “A” with Fitch.

18	Country Squire (Loan No. 12)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000. The deductibles for earthquake and windstorm coverage will be in an amount reasonably determined by the lender, but the related Mortgage Loan documents cap the amount of such deductibles at five percent (5%) of the insured value. The amounts of these deductibles may be considered higher than customary.

18	Courtyard at the Commons (Loan No. 17)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for windstorm coverage, and (ii) $100,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

18	315 Madison Avenue (Loan No. 18)
(Insurance) – The lender is permitted to hold and disburse insurance proceeds for losses in excess of seven and one-half percent (7.5%) of the outstanding principal balance of the related Mortgage Loan.

18	The Corner (Loan No. 23)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm coverage, (ii) $10,000 for flood coverage, and (iv) $100,000 for all other such coverage. The amount of these deductibles may be considered higher than customary.

18	Gerber Scientific Headquarters (Loan No. 32)	(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $50,000. The amount of this deductible may be considered higher than

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
customary.

18	71 West 47th Street (Loan No. 34)	(Insurance) – The lender is permitted to hold and disburse insurance proceeds for losses in excess of ten percent (10%) of the outstanding principal balance of the related Mortgage Loan.

18	1522 2nd Street (Loan No. 41)
(Insurance) – The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that at least sixty percent (60%) of the coverage is with carriers having (A) a rating of “A:X” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of “A” or better by S&P, and the remaining insurers having a claims paying ability rating of “BBB” or better by S&P.

18	One St. Louis Centre (Loan No. 42)
(Insurance) – The related Mortgagor may maintain general commercial liability insurance with a deductible that does not exceed $10,000. The amount of this deductible may be considered higher than customary.

19	Grand Prairie Premium Outlets (Loan No. 1)
(Access; Utilities; Separate Tax Lots) - A portion of the tax lot consisting of parking and drain facilities is owned by the City of Grand Prairie, Texas. To the extent that the related Mortgagor is required to escrow real estate taxes (the related Mortgage Loan documents waive the requirement for the Mortgagor to escrow for real estate taxes provided that the Mortgaged Property maintains a certain DSCR, among other conditions), the Mortgagor will be required to escrow with the lender the total amount of taxes due for such parcel (including the portion of the land that is not part of the Mortgaged Property) until such time as such parcel has been subdivided into separate tax lots.

19	Legacy Place (Loan No. 6)
(Access; Utilities; Separate Tax Lots) – One of the tax parcels (Parcel 149-7) compromising the related Mortgaged Property is a private right of way. At closing, a portion of that parcel was deeded to the adjacent property, which is not part of the collateral for the Mortgage Loan. It is contemplated that this right of way may be dedicated to the Township or taken through condemnation or eminent domain and provisions for release of this parcel are included in the related Mortgage Loan documents. The tax escrow being collected includes the full amount of taxes for this parcel.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

27	UMH Acquisition Portfolio (Loan No. 8)
(Licenses and Permits) – Certificates of compliance from the local governmental authorities have not been provided with respect to the Gregory Courts and Honey Brook individual Mortgaged Properties due to certain violations. The related Mortgagor is required to comply with all legal requirements under the related Mortgage Loan documents and is in the process of addressing the violations.

27	Andaz Wall Street (Loan No. 11)
(Licenses and Permits) – The Mortgaged Property is operating under a temporary certificate of occupancy. Additionally, there are outstanding zoning and other regulatory violations against the Mortgaged Property that are required by the related Mortgage Loan documents to be cured post-closing.

28	Grand Prairie Premium Outlets (Loan No. 1)
(Recourse Obligations) - There is no carve-out for material physical waste.

The obligations and liabilities of the related guarantor for breaches of the recourse carve-out provisions in the related Mortgage Loan documents are capped at the amount of $12,000,000 plus the lender’s costs and expenses in enforcing such provisions.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related Mortgage Loan is paid or defeased in full, showing no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

28	World Trade Center I & II (Loan No. 2)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to the extent that the lender has made funds available for the operation and maintenance of the related Mortgaged Property (to the extent required by the related Mortgage Loan documents).

In the event (i) the related Mortgage Loan is paid in full or the related Mortgagor has transferred the related Mortgaged Property to a transferee in accordance with the related Mortgage Loan documents, (ii) the Mortgagor delivers to lender a Phase I environmental site assessment with respect

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

to the related Mortgaged Property reasonably acceptable to the lender which concludes that there is no evidence that the related Mortgaged Property contains any hazardous substances and the related Mortgaged Property is not subject to any then-existing material risk of contamination from any off-site hazardous substances, (iii) no event of default exists and is continuing, (iv) lender has not exercised any of its remedies under the related Mortgage Loan documents to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the related Mortgage Loan, (v) as of the date of determination, all of the representations and warranties contained herein as they related to environmental matters are true and correct in all material respects, as determined by the lender, and (vi) no liability of Mortgagor or the related guarantor has arisen under the related Mortgage Loan documents in the interim, the Mortgagor and guarantor shall be released from their obligations with respect to environmental matters set forth in the related Mortgage Loan documents from and after the date on which each and every one of the foregoing conditions are satisfied.

28	Pecanland Mall (Loan No. 3)
(Recourse Obligations) – The Mortgage Loan is recourse for losses only (as opposed to full recourse) in the event of transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to misapplication or conversion of the foregoing by the Mortgagor or related guarantor.

The carve-out for commission of material physical waste is limited to intentional acts or omissions by the Mortgagor only.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment in full of the related Mortgage Loan, provided the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

28	Chandler Crossings Portfolio (Loan No. 4)
(Recourse Obligations) – Bankruptcy petition “acquiesced in” by the related Mortgagor is not a recourse obligation.

The carve-out for material physical waste is limited to the waste caused (or knowingly permitted) by Mortgagor or the guarantor and limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property.

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

28	Deerwood Office Park (Loan No. 5)
(Recourse Obligations) – In the event (i) the related Mortgage Loan is paid in full or the related Mortgagor has transferred the related Mortgaged Property to a transferee in accordance with the related Mortgage Loan documents, (ii) the Mortgagor delivers to lender a Phase I environmental site assessment with respect to the related Mortgaged Property reasonably acceptable to the lender which concludes that there is no evidence that the related Mortgaged Property contains any hazardous substances and the related Mortgaged Property is not subject to any then-existing material risk of contamination from any off-site hazardous substances, (iii) no event of default exists and is continuing, (iv) lender has not exercised any of its remedies under the related Mortgage Loan documents to obtain an entry of a judgment of foreclosure, exercise any power of

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

sale, or delivery of a deed in lieu of foreclosure of the related Mortgage Loan, (v) as of the date of determination, all of the representations and warranties contained herein as they related to environmental matters are true and correct in all material respects, as determined by the lender, and (vi) no liability of Mortgagor or the related guarantor has arisen under the related Mortgage Loan documents in the interim, the Mortgagor and guarantor shall be released from their obligations with respect to environmental matters set forth in the related Mortgage Loan documents from and after the date on which each and every one of the foregoing conditions are satisfied.

The obligations and liabilities of Mortgagor and guarantor with respect to all carve-outs shall terminate and be of no further force and effect with respect to any claims asserted after the date that is one (1) year from the date the Mortgage Loan is paid in full. This does not apply for environmental obligations of the Mortgagor and guarantor.

28	Legacy Place (Loan No. 6)
(Recourse Obligations) - In lieu of the related guarantor being a party to the environmental indemnity agreement, the related Mortgagor provided an environmental insurance policy.

The carve-out for material physical waste of the Mortgaged Property is limited to the extent that net operating income made available to Mortgagor is sufficient to pay such charges (so long as any insufficiency does not arise from the intentional misappropriation or conversion of revenues).

The filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Mortgagor shall not result in the Mortgage Loan becoming fully recourse, if Mortgagor has been advised by counsel that not acquiescing would likely subject the Mortgagor to sanctions or would otherwise constitute bad faith.

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid or defeased in full and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of closing and the date the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Mortgage Loan is paid or defeased in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid or defeased in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) three (3) years have passed since date that the Mortgage Loan has been paid or defeased in full.

28	Dulles View (Loan No. 7)
(Recourse Obligations) - In the event (i) the related Mortgage Loan is paid in full or the related Mortgagor has transferred the related Mortgaged Property to a transferee in accordance with the related Mortgage Loan documents, (ii) the Mortgagor delivers to lender a Phase I environmental site assessment with respect to the related Mortgaged Property reasonably acceptable to the lender which concludes that there is no evidence that the related Mortgaged Property contains any hazardous substances and the related Mortgaged Property is not subject to any then-existing material risk of contamination from any off-site hazardous substances, (iii) no event of default exists and is continuing, (iv) lender has not exercised any of its remedies under the related Mortgage Loan documents to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the related Mortgage Loan, (v) as of the date of determination, all of the representations and warranties contained herein as they related to environmental matters are true and correct in all material respects, as determined by the lender, and (vi) no liability of Mortgagor or the related guarantor has arisen under the related Mortgage Loan documents in the interim, the Mortgagor and guarantor shall be released from their obligations with respect to environmental matters set forth in the related Mortgage Loan documents from and after the date on which each and every one of the foregoing conditions are satisfied.

The carve-out for material physical waste is limited to the extent the lender has made funds sufficient for the operations and maintenance of the Mortgaged Property available to the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgagor (to the extent required by the related Mortgage Loan documents).

28	UMH Acquisition Portfolio (Loan No. 8)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to the Mortgagor, its managing member and the guarantor.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect upon one (1) year after payment in full of the related Mortgage Loan provided the related Mortgagor delivers a Phase I environmental report reasonably acceptable to the lender reflecting that the related Mortgaged Property is free from hazardous substances that violate environmental laws and that the Mortgaged Property is not subject to imminent risk of contamination from any off-site hazardous materials.

28	Westmoor Place (Loan No. 10)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to the Mortgagor, its managing member, the master lessee at the Mortgaged Property, its managing member and the guarantor, and is limited to the extent there is sufficient cash flow from operations at the Mortgaged Property that is made available to the applicable entity.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment or defeasance in full of the related Mortgage Loan, provided the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property.

The obligations and liabilities of the related guarantor with respect to all carve-outs shall terminate and be of no further force and effect with respect to any claims asserted after the date that is ninety-one (91) days from the date the Mortgage Loan is paid or defeased in full.

28	Country Squire (Loan No. 12)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

The carve-out for commission of material physical waste is limited to acts and omissions of the Mortgagor, its managing member, the guarantor and their respective affiliates, and is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the related Mortgagor, managing member, the guarantor or their affiliates).

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the related Mortgage Loan shall no longer be fully recourse to guarantor solely as a result of such trigger, provided, however, guarantor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger. Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	Tysons Commerce Center (Loan No. 13)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to the Mortgagor, its managing member, the master lessee at the Mortgaged Property, its managing member and the guarantor, and is limited to the extent there is sufficient cash flow from operations at the Mortgaged Property that is made available to the applicable entity.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment in full of the related Mortgage Loan, provided the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property.

The obligations and liabilities of the related guarantor with respect to all carve-outs shall terminate and be of no further force and effect with respect to any claims asserted after the date that is ninety-one (91) days from the date the Mortgage Loan is paid or defeased in full. This does not apply for environmental obligations of the Mortgagor and guarantor.

28	Courtyard at the Commons (Loan No. 17)	(Recourse Obligations) – There is no separate recourse carve-out guarantor.

28	315 Madison Avenue (Loan No. 18)
(Recourse Obligations) – Acquiescing in any involuntary petition filed against Mortgagor shall not result in the Mortgage Loan becoming fully recourse if there is no good faith basis to object to such filing.

The carve-out for commission of material physical waste limited to intentional material physical waste by the Mortgagor, its managing member, the guarantor or any affiliate of Mortgagor.

After repayment of the Mortgage Loan in full, if the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property, then the obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment in full of the related Mortgage Loan on the date that is one (1) year after receipt of the environmental assessment.

28	The Corner (Loan No. 23)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property,

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

(ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the related Mortgage Loan shall no longer be fully recourse to the related guarantor solely as a result of such trigger, provided, however, the guarantor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger. The lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	Memorial Square (Loan No. 24)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the related Mortgage Loan shall no longer be fully recourse to the related guarantor solely as a result of such trigger, provided, however, the guarantor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger. The lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	Braintree Executive Park (Loan No. 26)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) twelve (12) months have passed since date that the Mortgage Loan has been paid in full.

The carve-out for commission of material physical waste is limited to intentional material physical waste.

28	Gerber Scientific Headquarters (Loan No. 32)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full in the ordinary course, (ii) there has been no material change, between the date of closing and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) three (3) years have passed since date that the Mortgage Loan has been paid in full.

The carve-out for commission of material physical waste is limited to waste or arson by the related Mortgagor and its affiliates only.

28	71 West 47th Street (Loan No. 34)
(Recourse Obligations) - Acquiescing in any involuntary petition filed against Mortgagor shall not result in the Mortgage Loan becoming fully recourse if there is no good faith basis to object to such filing.

The carve-out for commission of material physical waste limited to intentional material physical waste by the Mortgagor, its managing member, the guarantor or any affiliate of Mortgagor.

After repayment in full of the Mortgage Loan, if the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property, then the obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment in full of the related Mortgage Loan on the date that is one (1) year after receipt of the environmental assessment.

29	Grand Prairie Premium Outlets (Loan No. 1)
(Mortgage Releases) – The related Mortgagor may release immaterial or non-income producing portions of the Mortgaged Properties without a prepayment of the Mortgage Loan other than a payment to comply with the REMIC provisions of the Code.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

29	Deerwood Office Park (Loan No. 5)
(Mortgage Release) – One individual Mortgaged Property may be released upon payment of the allocated loan amount plus an amount equal to ten percent (10%) of the allocated loan amount, among other conditions, including, if required, a payment to comply with the REMIC provisions of the Code.

29	UMH Acquisition Portfolio (Loan No. 8)
(Mortgage Releases) – The related Mortgagor may release “immaterial portions” of the Mortgaged Properties to governmental authorities for dedication or public use without a prepayment of the Mortgage Loan other than a payment to comply with the REMIC provisions of the Code. The related Mortgage Loan documents define “immaterial portions” as portions of the Mortgaged Properties where the consideration paid for the transfer of such portion is less than $20,000.

30	Grand Prairie Premium Outlets (Loan No. 1)
(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited, so long as Simon Inc. is a public company and files public financial statements and Simon Property Group, L.P. owns, in the aggregate, at least 50% of the direct or indirect interests in the Mortgagor and controls the Mortgagor.

30	Pecanland Mall (Loan No. 3)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.

30	Deerwood Office Park (Loan No. 5)
(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited and may be internally prepared by the Mortgagor if the person preparing such statements is a certified public accountant.

31	Grand Prairie Premium Outlets (Loan No. 1)
(Acts of Terrorism Exclusion) – The related Mortgagor may maintain insurance coverage for acts or perils of terror with a deductible that does not exceed $5,000,000. The amount of this deductible may be considered higher than customary.

31	Pecanland Mall (Loan No. 3)
(Acts of Terrorism Exclusion) – If the all risk special form casualty insurance policy contains an exclusion for terrorism coverage and if TRIPRA or a similar statute is not in effect, then the related Mortgagor must obtain and maintain a separate terrorism insurance policy with coverage amounts and for periods required by the related Mortgage Loan documents; provided, however, Mortgagor is not be required

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

to pay more than the lesser of (i) $250,000, and (ii) two and one-half (2.5) times the cost of then current stand-alone property all risk insurance, to obtain such coverage. If the capped amount is not sufficient to purchase the amount of coverage required by the related Mortgage Loan documents, then the related mortgagor shall purchase the amount of coverage that is available for the capped premium.

31	Legacy Place (Loan No. 6)
(Acts of Terrorism Exclusion) – If TRIPRA or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two (2) times the cost of the annual premiums for the then-current all-risk insurance and business interruption/rental loss insurance required by the related Mortgage Loan documents.

31	Westmoor Place (Loan No. 10)
(Acts of Terrorism Exclusion) - If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two and one-half (2.5) times the cost of the annual premiums for the then-current all-risk insurance and business interruption/rental loss insurance required by the related Mortgage Loan documents.

31	Tysons Commerce Center (Loan No. 13)
(Acts of Terrorism Exclusion) – If TRIPRA or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two and one-half (2.5) times the cost of the annual premiums for the then-current all-risk insurance coverage required by the related Mortgage Loan documents.

32	Grand Prairie Premium Outlets (Loan No. 1)
(Due on Sale or Encumbrance) – The lender’s consent shall not be required in connection with transfers of direct or indirect equity interest in the related Mortgagor to any party (including, without limitation, any third party) so long as a certain identified affiliates or a “Qualified Transferee” or any combination of them continue to own directly or indirectly at least 50% of Mortgagor and control Mortgagor, and the related Mortgaged Property is managed by a qualified property manager, which is defined in the Mortgage Loan documents as reputable and experienced professional

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

management organization which (i) is not subject to a bankruptcy, insolvency or similar proceeding, (ii) manages, together with its affiliates, (A) at least five (5) “shopping centers” and (B) retail properties and shopping centers other than the Mortgaged Property totaling at least in the aggregate 3,000,000 square feet of gross area.

“Qualified Transferee” means (i) any person or entity that receives rating agency confirmation, (ii) any person or entity who owns and operates (1) at least five (5) “shopping centers” and (2) retail properties and shopping centers totaling at least in the aggregate 3,000,000 square feet of gross area, or (iii) any person or entity that has a net worth of $250,000,000. In no event shall a transferee be deemed to be a Qualified Transferee if such transferee (A) is an embargoed person, (B) is or has during the previous ten (10) years been the subject of a bankruptcy or insolvency action or (C) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have business or other affiliations with any organized crime figure.

32	Pecanland Mall (Loan No. 3)
(Due on Sale or Encumbrance) – The lender’s consent shall not be required in connection with transfers of direct or indirect equity interest in the related Mortgagor and other restricted parties provided that (i) such transfer will not result in the Mortgagor or other restricted party no longer being controlled by certain identified affiliates or a “Permitted Transferee”, (ii) cause any transferee that is not a “Permitted Transferee” to increase its direct or indirect interest in the Mortgagor or other restricted party to an amount which exceeds forty-nine percent (49%) in the aggregate, (iii) after giving effect to such a transfer, certain identified affiliates or one or more Permitted Transferees, shall continue to own, directly or indirectly, the lesser of at least fifty percent (50%) of all legal, beneficial and economic interests in the Mortgagor and each restricted party or the aggregate percentage interest of the legal, beneficial and economic interests owned by such affiliates and all Permitted Transferees in such parties immediately prior to such transfer, (iv) the related Mortgaged Property is managed by a qualified property manager, which is defined in the Mortgage Loan documents as a reputable and experienced management organization (which may be an affiliate of

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Mortgagor) possessing experience in managing properties similar in size, scope, use and value as the Mortgaged Property and which has received rating agency confirmation, and (v) Mortgagor delivers a new insolvency opinion if a person or entity that did not own at least forty-nine percent (49%) of the direct or indirect interests of Mortgagor at closing shall have increased its direct or indirect interests in Mortgagor to an amount which exceeds forty-nine percent (49%) in the aggregate or if there is a change in control for any restricted party.

“Permitted Transferee” means (a) any person or entity that is approved by the lender and receives rating agency confirmation, (b) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or institution substantially similar to any of the foregoing and any subsidiary thereof, provided in each case that such institution has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000, in each case excluding the Mortgaged Property, and is regularly engaged in the business of owning and operating properties similar to the Mortgaged Property, or such party has engaged an advisor that is regularly engaged in the business of owning and operating properties similar to the Mortgaged Property, or (c) any person or entity (or an affiliate of such person or entity if the affiliate is majority owned and controlled by such person or entity) who owns and operates (i) at least five (5) “shopping centers” and (ii) retail properties and shopping centers totaling at least in the aggregate 3,000,000 square feet of gross area.

32	Country Squire (Loan No. 12)
(Due on Sale or Encumbrance) – The lender’s consent shall not be required in connection with transfers related to any merger, acquisition, consolidation or sale of all of the assets in the Mortgagor or other restricted parties under the Mortgage Loan documents to a publicly traded company or any “Northstar Qualified Transferee” provided that (i) the successor entity has a net worth that is greater than the net worth of such restricted party, (ii) if the restricted party is

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

subject to the guaranty or environmental indemnity agreement, an acceptable guarantor has delivered an acceptable replacement guaranty and environmental indemnity to the lender, (iii) the Mortgagor delivers an acceptable insolvency opinion, and (iv) the related Mortgaged Property is managed by a qualified property manager, which is defined in the Mortgage Loan documents as a reputable and experienced management organization (which may be an affiliate of Mortgagor) possessing experience in managing properties similar in size, scope, use and value as the Mortgaged Property and which has received rating agency confirmation.

“Northstar Qualified Transferee” means any person or entity that has a net worth in excess of $1 billion or any person or entity that receives rating agency confirmation. In no event shall a transferee be deemed to be a Northstar Qualified Transferee if such transferee (A) is an embargoed person, (B) is or has during the previous ten (10) years been the subject of a bankruptcy or insolvency action, (C) has any outstanding material judgments against it or (D) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

32	Courtyard at the Commons (Loan No. 17)
(Due on Sale or Encumbrance) – The lender’s consent shall not be required in connection with transfers of direct or indirect equity interest in the related Mortgagor held by RREEF Spezial Invest GmbH (“RREEF”), the sole member of the Mortgagor, provided that (i) Mortgagor delivers a new insolvency opinion acceptable to the lender and the Rating Agencies, and (ii) the transfers are consummated in accordance with the legal requirements applicable to a Kapitalanlagesellschaft under the German Investment Act (a “KAG”); provided, further, however, that at all times RREEF and/or an acceptable replacement KAG must remain both the sole member of Mortgagor and the managing member of Mortgagor. An acceptable replacement KAG shall be either: (i) a transferee reviewed and approved by the lender, and/or (ii) a KAG appointed as a result of the bankruptcy or insolvency of RREEF or if required by the appropriate German governmental authority regulating KAGs in accordance with the applicable legal requirements.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
In either such event, the replacement KAG shall agree in writing to be bound by the terms of the Mortgage Loan documents.

33	The Corner (Loan No. 23)
(Single Purpose Entity) – The related Manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and related Mortgagor.

33	Memorial Square (Loan No. 24)
(Single Purpose Entity) – The related property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

33	Gerber Scientific Headquarters (Loan No. 32)	(Single Purpose Entity) – The related Mortgagor’s financial statements may be included in the consolidated financial statements of its affiliates.

36	UMH Acquisition Portfolio (Loan No. 8)
(Ground Leases) – With respect to the Birchwood Farms Mortgaged Property, the ground lease provides that it may be further assigned by the holder of the Mortgage Loan and its successors and assigns without the consent of the ground lessor, but only to a commercially reasonably capitalized entity.

38	Memorial Square (Loan No. 24)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date. On each payment date occurring after the Anticipated Repayment Date, the related Mortgagor makes a constant monthly payment of principal and interest. The Mortgage Loan may not substantially fully amortize over its stated term.

A cash sweep period caused solely by an “ARD Trigger” may be cured by the delivery by the Mortgagor of a fully-executed commitment to refinance the Mortgage Loan in full in form and substance satisfactory to the lender in its reasonable discretion; provided, however, that if the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Mortgage Loan has not been repaid in full within 60 days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the Anticipated Repayment Date (April 1, 2023).

38	Gerber Scientific Headquarters (Loan No. 32)	(ARD Loans) – The related Mortgage Loan may not substantially fully amortize over its stated term.

42	Pecanland Mall (Loan No. 3)	(Organization of Mortgagor) – The related Mortgagor, guarantor and certain other entities affiliated with the sponsor, General Growth Properties, were parties to federal bankruptcy proceedings.

43	Legacy Place (Loan No. 6)
(Environmental Matters) – The lender required the related Mortgagor to obtain an environmental insurance policy for the Mortgaged Property, naming the lender as insured. The policy extends through May 1, 2023, which is not more than five (5) years past the maturity date. The policy also has an aggregate limit of $2,000,000 and a deductible of $50,000 and was prepaid prior to closing.

43	UMH Acquisition Portfolio (Loan No. 8)
(Environmental Matters) – The related environmental summary was revised after the origination date of the related Mortgage Loan with respect to the former presence and removal of four (4) underground heating oil storage tanks (USTs) at the Danboro individual Mortgaged Property and the potential release from the tanks during their removal. The revised report provides that the UST area was reportedly remediated in accordance with Act II standards and all soil samples collected were below applicable standards, and no groundwater issues were encountered during remedial or removal activities, however copies of such documentation were not provided to the environmental consultant. The revised report also provides that the Project was not identified on any regulatory databases regarding the USTs. The revised report concludes that based on the information reviewed as a part of a 2007 Phase I environmental report conducted by the same consultant, the time elapsed since the date of the release (a natural degradation of residual petroleum constituents has likely occurred), and the fact that

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
there is no regulatory requirement for further action, that no further investigation was warranted at the time of the revised report.

43	Courtyard at the Commons (Loan No. 17)
(Environmental Matters) – The lender required the related Mortgagor to obtain an environmental insurance policy for the Mortgaged Property, naming the lender as insured. The policy extends through March 8, 2023, which is not more than five (5) years past the maturity date. The policy also has an aggregate limit of $10,000,000, a self-insured retention of $25,000 and was prepaid prior to closing. There is an additional environmental insurance policy which was in effect at the closing of the related Mortgage Loan. This policy extends through January 22, 2018, which is not more than five (5) years beyond the maturity date, and has an aggregate limit of $3,000,000, a self-insured retention of $50,000 and was prepaid prior to closing.

43	71 West 47th Street (Loan No. 34)
(Environmental Matters) – The environmental assessment delivered at closing indicated the presence of suspect asbestos-containing materials at the related Mortgaged Property, but the related Mortgagor was not required to maintain an operations and maintenance plan. The Mortgagor is generally required to comply with applicable environmental laws, and in the event of any renovation, maintenance, alterations or other actions that cause a disturbance of any asbestos-containing materials, the Mortgagor covenants to conduct such action in accordance with applicable environmental laws and in a manner that will minimize exposure or releases of asbestos fibers to humans or the environment.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

  I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of [________] [__], 2013 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [___] day of [_______] 2013.

By:
Name :
Title :

D-2